Securities and Exchange Commission
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) December 5, 2007


                        Advanced Technologies Group, Ltd.
             (Exact name of registrant as specified in its charter)

          Nevada                       0-30987                    80-0987213
(State or other jurisdiction         (Commission              (I.R.S. employer
     of incorporation)               file number)            identification no.)

        921 Bergen Avenue
             Suite 405
          Jersey City, NJ                                          07306
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (201)-680-7142

                   32 Broadway, 4th Floor, New York, NY 1004
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 8.01. OTHER EVENTS.

This current report on Form 8-K relates to the loss of a material definitive agreement (the "Agreement") between Advanced Technologies Group, Ltd. (the "Company") and FX Direct Dealer LLC ("FXDD") which was terminated on or about December 1, 2007.

Under the oral terms of the Agreement, the Company provided programming services to FXDD on a month to month basis, for which FXDD compensated the Company. The Company invoiced FXDD for the services provided based on number of software developers and other supporting personnel involved. On or about December 1, 2007 FXDD ceased to use the Company's services. The revenue for the services rendered under this Agreement was a major source of income for the Company, and termination of this agreement may have a material adverse effect on the Company.


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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                           ADVANCED TECHNOLOGIES GROUP, LTD


                           By: /s/ Abel Raskas
                              ------------------------------
                           Name:  Abel Raskas
                           Title: President


                           By: /s/ Alex Stelmak
                              ------------------------------
                           Name:  Alex Stelmak
                           Title: Chief Executive Officer


Date: December 6, 2007

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